UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2005

Register.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29739	11-3239091
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

575 Eighth Avenue, 8th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 798-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

(Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

(Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2005, Register.com, Inc. (the "Company") entered into an agreement with David Moore under which Mr. Moore agreed to serve as the Company's interim Chief Executive Officer from June 17, 2005 until July 15, 2005 in exchange for a $60,000 fee. The agreement may be terminated at will by the Company at any time upon notice to Mr. Moore and contains standard confidentiality, work-for-hire, indemnification, non-competition and non-solicitation provisions. The foregoing summary is not complete and is qualified in its entirety by the full text of the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported in the Company's Current Report on Form 8-K filed on February 8, 2005, Peter. A. Forman, the Company's former Chief Executive Officer, did not to seek to renew his employment agreement which expired by its terms on June 16, 2005. Mr. Forman will continue to be a director of the Company.

In a press release dated June 20, 2005, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, the Company announced that David Moore, 49, had been appointed as interim Chief Executive Officer and that the Company was continuing its search for a permanent Chief Executive Officer.

Mr. Moore has served as Chairman of Sonostar Ventures, LLC, a private equity/venture capital firm, since its formation in April 1997. From 2004 until early 2005, Mr. Moore served on the Board of Directors of Marketwatch, Inc., a business news and financial information provider. From 2001 until early 2004 when Sonostar sold its stake, Mr. Moore was Vice Chairman of Marquis Jet, Inc., an affiliate of Berkshire Hathaway's NetJets, where he served as a board member and Chairman of the Audit Committee. Since 1992, Mr. Moore has served as Chairman of Garden State Brickface, Windows & Siding, a commercial and residential remodeling company. From 1998 until late 2000, Mr. Moore served as a director and Chairman of the Board of Paradigm Direct LLC, a direct marketing services firm, and from 1997 until 2001, Mr. Moore served as a board member and Chairman of U.S. Home Systems, Inc. Mr. Moore received a B.A. in Economics from Amherst College and an M.B.A. from Harvard University.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 8.01. Other Events.

In its June 20, 2005 press release, the Company announced that its board of directors had rejected the proposal from RCM Acquisition Co. LLC ("RCM") to purchase the Company for $7.10 per share as inadequate and that the board had instructed the Company's financial advisor, Credit Suisse First Boston, to consider all available alternatives to maximize shareholder value, including potential further discussions with RCM.

The Company also announced that its 2005 Annual Meeting of Stockholders would take place at 10:00 a.m. on Thursday, September 8, 2005 in New York, New York. Stockholders wishing to submit proposals for director nominations and other proper business for consideration at the 2005 Annual Meeting of Stockholders, including proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must provide proper notice to the Company no later than the close of business on Thursday, June 30, 2005.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.
10.1		Agreement, dated June 17, 2005 between Register.com, Inc. and David Moore.
99.1		Press Release of Register.com, Inc. dated June 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTER.COM, INC. (Registrant)
By: /s/ Roni A. Jacobson

Roni A. Jacobson General Counsel and Secretary

Date: June 21, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement, dated June 17, 2005 between Register.com, Inc. and David Moore.
99.1	Press Release of Register.com, Inc. dated June 20, 2005.